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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549




                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                             September 16, 1996
                      (Date of earliest event reported)


                FIRST FEDERAL BANCSHARES OF EAU CLAIRE, INC.
           (Exact name of registrant as specified in its charter)

                         Commission File No. 0-24148



              WISCONSIN                             39-1782733
         (State or other jurisdiction              (I.R.S. Employer
        of incorporation)                         Identification No.)


          319 EAST GRAND AVENUE
          EAU CLAIRE, WISCONSIN                         54701
        (Address of principal executive offices)      (Zip Code)






                               (715) 833-7700
            (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

         PROSPECTIVE ACQUISITION

        On September 16, 1996, First Federal Bancshares of Eau Claire, Inc., a Wisconsin corporation (the "Registrant"), announced that it had entered into an Agreement and Plan of Merger (the "Agreement") with Mutual Savings Bank, a Wisconsin chartered mutual savings bank ("Mutual"), and First Federal Merger Corporation, a Wisconsin corporation and wholly-owned subsidiary of Mutual ("Merger Corp."), pursuant to which Merger Corp. will merge with and into Registrant (the "Merger"), with Registrant thereafter becoming a direct, wholly-owned subsidiary of Mutual. Mutual may further restructure its operations by consolidating the Registrant and Registrant's wholly-owned subsidiaries into itself. The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of the Registrant will be converted into the right to receive $18.85 in cash, subject to a $.05 per share upward price adjustment for each calendar month or portion of a month beyond March 31, 1997 for which consummation of the Merger is delayed provided that such delay is not due to a breach of any representation, warranty or covenant by, or otherwise attributable to, the Registrant.

        Registrant and Mutual also entered into a stock option agreement (the "Stock Option Agreement"), pursuant to which Registrant granted to Mutual an option (the "Option") to purchase, subject to certain limitations, up to 19.9% of the issued and outstanding shares of Registrant's common stock (subject to certain adjustments) at a per share purchase price of $15.75, upon certain terms and in accordance with certain conditions. The Option will become exercisable upon the occurrence of certain events ("Exercise Events"), including, (i) the termination of the Agreement by the Registrant, and (ii) the occurrence of either of the following events: (y) the acquisition by any person or entity, other than Mutual, of 20% of the Registrant's common stock pursuant to an agreement between Registrant and such party, or (z) the Registrant's execution of an agreement with any person or entity, other than Mutual, providing for the Merger, consolidation, or any other business combination involving the Registrant, including an acquisition of more than 10% of Registrant's assets.
No Exercise Events have occurred as of September 16, 1996.

        The Registrant anticipates the Merger will be consummated during the first quarter of fiscal 1997. Consummation of the Merger is subject to certain conditions, including: (i) approval of the Agreement by Registrant's shareholders; (ii) the receipt of all required regulatory approvals for the Merger and the other transactions contemplated by the Agreement; (iii) the occurrence of no adverse effects to Registrant greater than $1.0 million (on an after-tax basis) due to the breach of any representations, warranties or covenants by the Registrant or the occurrence of events after September 16, 1996, with certain exceptions; (iv) the Registrant's receipt of a fairness opinion from its financial advisor on the date of the mailing of the Proxy Statement for the meeting to be held at which Registrant's shareholders will vote on the Merger; and (v) satisfaction of certain other customary conditions of closing.

         The Agreement and Stock Option Agreement are attached hereto as exhibits and are incorporated herein by reference in their entirety. The foregoing summary of the Agreement and Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  No financial statements are required at this time.

(b)  No pro forma financial information is required at this time.

(c)  EXHIBITS.

      2.1 Agreement and Plan of Merger, dated September 16, 1996, by and among Mutual Savings Bank, First Federal Merger Corporation and First Federal Bancshares of Eau Claire, Inc.

      2.2 Stock Option Agreement, dated September 16, 1996, by and between Mutual Savings Bank and First Federal Bancshares of Eau Claire, Inc.




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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                     FIRST FEDERAL BANCSHARES
                                     OF EAU CLAIRE, INC.





Date: September 16, 1996        By:  /s/ Jerome A. Reinecke
                                     ----------------------------------------
                                     Jerome A. Reinecke, Vice President,
                                       Treasurer and Chief Financial Officer




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                              INDEX TO EXHIBITS

EXHIBIT                                                         SEQUENTIAL
NUMBER                          DESCRIPTION                     PAGE NUMBER
- -------                         -----------                     -----------

  2.1  Agreement and Plan of Merger, dated September 16,              7
       1996, by and among Mutual Savings Bank, First Federal
       Merger Corporation and First Federal Bancshares of
       Eau Claire, Inc.

  2.2  Stock Option Agreement, dated September 16, 1996,             71
       by and between Mutual Savings Bank and First Federal
       Bancshares of Eau Claire, Inc.